Exhibit 99.1
United States Brent Oil Fund, LP
Monthly Account Statement
For the Month Ended June 30, 2010

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$107,120
Unrealized Gain (Loss) on Market Value of Futures	95,980
Dividend Income	287
Interest Income	81
Total Income (Loss)	$203,468

Expenses
Investment Advisory Fee	$6,164
Brokerage Commissions	1,422
Non-interested Directors' Fees and Expenses	45
Other Expenses	11,300
Total Expenses	18,931
Expense Waiver	(10,438)
Net Expenses	$8,493
Net Gain (Loss)	$194,975

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 6/1/10	$-
Additions (200,000 Units)	10,000,000
Net Gain (Loss)	194,975

Net Asset Value End of Period	$10,194,975
Net Asset Value Per Unit (200,000 Units)	$50.97

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2010 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502